UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/01/2005

Newmont Mining Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31240

Delaware	84-1611629
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1700 Lincoln Street
Denver, Colorado 80203
(Address of Principal Executive Offices, Including Zip Code)

303-863-7414
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On March 1, 2005, Autin Investments BV, a subsidiary of Newmont Mining Corporation, completed the sale of its 100% owned, Turkish subsidiary, Normandy Madencilik A.S., which owns the Ovacik mine, located in western Turkey, to a subsidiary of Koza Davetiye, a listed Turkish conglomerate. The sales price consisted of $20 million paid at closing, and various contingent payments that could total as much as $24.5 million if all conditions precedent are met.   The Ovacik mine produced 110,000 ounces of gold from January to August 2004, when operations were temporarily suspended pending satisfaction of additional permitting requirements.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Newmont Mining Corporation

Date: March 02, 2005.	By:	/s/ Bruce D. Hansen
Bruce D. Hansen
Senior Vice President and Chief Financial Officer